Exhibit 10.8

LZ Technology Holdings Limited

2024 EQUITY INCENTIVE PLAN

1	Purposes of the Plan. The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Share Options, Nonstatutory Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units and Performance Awards.

2	Definitions. As used herein, the following definitions will apply:

2.1	“Administrator” means the Committee or any member(s) of the Board or officer(s) of the Company whom the Committee has delegated its authority to act as the Administrator, in accordance with Section 4 of the Plan.

2.2	“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Class B Ordinary Shares, including but not limited to, under Cayman Islands laws, U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Class B Ordinary Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan or in which the Participant resides.

2.3	“Award” means, individually or collectively, a grant under the Plan of Incentive Share Options, Nonstatutory Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, or Performance Awards.

2.4	“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5	“Board” means the Board of Directors of the Company.

2.6	“Cause” means, unless another definition is provided in an applicable Award Agreement, employment agreement, or other applicable written agreement with a Participant and the Company (or any Parent or Subsidiary of the Company) or another definition required by Applicable Laws, the occurrence of any of the following: (a) the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (b) the Participant’s gross misconduct in connection with the performance of services to the Company or any Parent or Subsidiary, which is reasonably likely to cause material harm to the Company or any Parent or Subsidiary of the Company; (c) the Participant’s wilful and unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any Parent or Subsidiary of the Company, or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company or any Parent or Subsidiary of the Company, which is reasonably likely to cause material harm to the Company or any Parent or Subsidiary of the Company; (d) the Participant’s wilful violation of Applicable Laws relating to the business of the Company or any Parent or Subsidiary of the Company; (e) has improperly induced a vendor or customer to break or terminate any contract with the Company or any Subsidiary or induced a principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship; (f) has unilaterally terminated or rescinded any contract with the Company or any Subsidiary, or refused to renew such contract, or otherwise committed malicious resignation without the consent of the Company or any Subsidiary; and (g) has committed or engaged in other misconducts as determined by the resolution of the Board.

2.7	“Change in Control” means the occurrence of any of the following events after the later of the Registration Date and the Effective Time:

(a)	Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one Person, or more than one Person acting as a group, acquires ownership of the shares of the Company that, together with the shares held by such Person or Persons acting as a group, constitutes more than fifty percent (50%) of the total voting power of the shares of the Company; provided, however, that for purposes of this Section 2.7, the acquisition of additional shares by any one Person or Persons acting as a group, who prior to such acquisition is considered to own more than fifty percent (50%) of the total voting power of the shares of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the shares of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control; whether a transaction is a private financing will be determined by the Board in its sole discretion. Further, if the shareholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting shares immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the shares of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this Section . For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b)	Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For purposes of this Section 2.7, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c)	Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person or Persons acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons acting as a group) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 2.7, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

(i)	a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or

(ii)	a transfer of assets by the Company to:

(A)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s shares,

(B)	an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company,

(C)	a Person or Persons acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding shares of the Company, or

(D)	an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person or Persons acting as a group described in this Section 2.7.

(d)	For purposes of this Section 2.7, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this Section 2.7, Persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company. “Person” means a person as defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; however, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2.7.

(e)	A transaction will not be a Change in Control:

(i)	unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, provided that in this subsection (i) will have effect only if (A) the Award is subject to Section 409A of the Code, and (B) giving effect to this subsection (i) is necessary in order to avoid a violation of Section 409A of the Code; or

(ii)	if its primary purpose is to (A) change the jurisdiction of the Company’s incorporation, or (B) create a holding company owned in substantially the same proportions by the Persons or Persons acting as a group who held the Company’s securities immediately before such transaction.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9	“Committee” means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of the Plan or the articles of association of the Company; provided, that in the absence of any such committee, the term “Committee” shall mean the Board.

2.10	“Company” means LZ Technology Holdings Limited, a Cayman Islands exempted company (or any of its successors).

2.11	“Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.12	“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

2.13	“Director” means a member of the Board.

2.14	“Disability” unless otherwise defined in an Award Agreement, means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Share Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.15	“Effective Date” has the meaning ascribed to it in Section 18 hereof.

2.16	“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.17	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.18	“Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.19	“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a Class B Ordinary Share determined as follows:

(a)	If the Class B Ordinary Shares are listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported by such source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator;

(b)	If the Class B Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Class B Ordinary Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable; or

(c)	Absent an established market for the Class B Ordinary Shares, the Fair Market Value will be determined in good faith by the Administrator and, to the extent applicable, in accordance with Section 409A of the Code.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other day other than a Trading Day, the Fair Market Value will be the price as determined under subsections (a) or (b) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the Fair Market Value of shares for any reason other than the determination of the exercise price of Options or Share Appreciation Rights, Fair Market Value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of Fair Market Value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

2.20	“Fiscal Year” means the fiscal year of the Company.

2.21	Incentive Share Option” means as to an Option that is designated as an “incentive share option” that by its terms qualifies or is otherwise intended to qualify as an incentive share option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.22	“Inside Director” means a Director who is an Employee.

2.23	“Nonstatutory Share Option” means as to the for an Option that is not designated as an Incentive Share Option or by its terms does not qualify or is not intended to qualify as an Incentive Share Option.

2.24	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.25	“Option” means any option to purchase Class B Ordinary Shares granted pursuant to Section 6.

2.26	“Ordinary Shares” means the Class A ordinary shares of par value US$0.000025 of the Company and the Class B ordinary shares of par value US$0.000025 of the Company (“Class B Ordinary Shares”).

2.27	“Outside Director” means a Director who is not an Employee.

2.28	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.29	“Participant” means the holder of an outstanding Award.

2.30	“Performance Awards” means an Award under Section 10 which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or share-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing.

2.31	“Performance Period” means Performance Period as defined in Section 10.1.

2.32	“Period of Restriction” means the period (if any) during which the transfer of Restricted Shares is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.33	“Plan” means this LZ Technology Holdings Limited 2024 Equity Incentive Plan, as may be amended from time to time.

2.34	“Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

2.35	“Restricted Shares” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.36	“Restricted Share Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Share Unit represents an unfunded and unsecured obligation of the Company.

2.37	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.38	“Section 16b” means Section 16(b) of the Exchange Act.

2.39	“Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.40	“Section 457A” or “Code Section 457A” means Code Section 457A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.41	“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.42	“Service Provider” means an Employee, Director or Consultant.

2.43	“Share” means a Class B Ordinary Share.

2.44	“Share Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Share Appreciation Right.

2.45	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.46	“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Class B Ordinary Shares are listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.47	“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or section of the Code will include such Treasury Regulation or section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

3	Shares Subject to the Plan.

3.1	Shares Subject to the Plan. Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be issued under the Plan is 15,000,000 Class B Ordinary Shares.

3.2	Shares Returned to Reserve. If Restricted Shares or Shares issued upon the exercise of Options under the Plan are forfeited or repurchased, then such shares shall again become available for Awards under the Plan. If Restricted Share Units, Options or Share Appreciation Rights under the Plan are forfeited or terminate for any other reason before being exercised or settled, then the corresponding Shares shall again become available for Awards under the Plan. Notwithstanding the foregoing, the following Shares shall not again become available for Awards or increase the number of Shares available for grant under the Plan: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option issued under the Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of an Option issued under the Plan, and (iv) Shares subject to a Share Appreciation Right issued under this Plan that are not issued in connection with the share settlement of that Share Appreciation Right upon its exercise. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not reduce the number of Shares available for issuance under the Plan.

3.3	Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4	Administration of the Plan.

4.1	Procedure.

4.1.1	Administrator. The Committee shall serve as Administrator of the Plan. The Committee shall consist of no less than two (2) Outside Directors who shall be appointed by the Board. The Committee shall be comprised solely of Outside Directors who are (a) “outside directors” under Section 162(m) of the Code, (b) “non-employee directors” under Rule 16b-3 of the Exchange Act, and (c) who meet any listing standards prescribed by the principal securities market on which Class B Ordinary Shares are traded.

4.1.2	Committee for Non-Officer Grants. The Committee may delegate all or part of its authority and power under the Plan to a secondary committee of the Board or officers of the Company, that may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Notwithstanding the foregoing, with respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee many not delegate its authority with respect to such Awards if doing so would cause such Awards to fail to so qualify. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegate. Within the limitations of this Section, any reference in the Plan to the Administrator shall include such secondary committee.

4.2	Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(a)	to determine the Fair Market Value;

(b)	to select the Service Providers to whom Awards may be granted hereunder;

(c)	to approve forms of Award Agreements for use under the Plan;

(d)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(e)	to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 19.3, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;

(f)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(g)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

(h)	to modify or amend each Award (subject to Section 19.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and, subject to Section 409A of the Code to the extent applicable, to extend the maximum term of an Option or Share Appreciation Right (subject to Sections 6.4 and 7.5);

(i)	to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15;

(j)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(k)	subject to Section 409A of the Code to the extent applicable, to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(l)	to make all other determinations deemed necessary or advisable for administering the Plan.

4.3	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5	Eligibility.

Nonstatutory Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, or Performance Awards may be granted to Service Providers. Incentive Share Options may be granted only to U.S. Employees.

6	Share Options.

6.1	Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2	Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3	Limitations. Each Option will be designated in the Award Agreement as either an Incentive Share Option or a Nonstatutory Share Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive share options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars (US$100,000), such options will be treated as Nonstatutory Share Options. For purposes of this Section 6.3, Incentive Share Options will be taken into account in the order in which they were granted, the fair market value of the shares will be determined as of the time the option with respect to such shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4	Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Share Option granted to an U.S Employee who, at the time the Incentive Share Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Share Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5	Option Exercise Price and Consideration.

6.5.1	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Share Option granted to an Employee who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a), but shall not in any event be below the par value of Shares.

6.5.2	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3	Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Share Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws; (d) other Shares or other shares of another class of Company Ordinary Shares, provided that such shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6	Exercise of Option.

6.6.1	Procedure for Exercise; Rights as a Shareholder.

Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Class B Ordinary Shares are issued (as evidenced by the appropriate entry in the Register of Members of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

The exercise of any Option shall be subject to the Company having a sufficient number of authorized Shares available to cover such exercise, including that shareholders of the Company shall have approved, in accordance with Applicable Laws (whether in a general meeting or otherwise) any necessary increase in the authorized share capital of the Company.

6.6.2	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon termination (a) for Cause, or (b) such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within one (1) month of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parent, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within three (3) months of cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable) to the extent the Option is vested on such date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parent, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within three (3) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable), by the Participant’s Designated Beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s Designated Beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parent, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5	Termination for Cause. Unless otherwise provided by the Administrator, if a Participant ceases to be a Service Provider due to the termination for Cause, the Shares covered by the Option (including both the vested and the unvested portion of the Option) will immediately revert to the Plan on the date of such termination.

6.6.6	Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a)	if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b of the Exchange Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b of the Exchange Act; or

(b)	if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7	Share Appreciation Rights.

7.1	Grant of Share Appreciation Rights. Subject to the terms and conditions of the Plan, a Share Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2	Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Share Appreciation Rights.

7.3	Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Share Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7.3, Share Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a). Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Share Appreciation Rights granted under the Plan, but shall not in any event be below the par value of Shares.

7.4	Share Appreciation Right Agreement. Each Share Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Share Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5	Expiration of Share Appreciation Rights. A Share Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Share Appreciation Rights.

7.6	Payment of Share Appreciation Right Amount. Upon exercise of a Share Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)	the number of Shares with respect to which the Share Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Share Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

8	Restricted Shares.

8.1	Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant, allot and issue Restricted Shares to Service Providers in such amounts and for such consideration (with the amount of such consideration from the Participant being at least the aggregate par value of such Restricted Shares to be granted, allotted and issued) as the Administrator, in its sole discretion, will determine. For the avoidance of doubt, to the extent permitted by Applicable Laws, the Administrator may determine that such consideration from the Participant will be satisfied by the value of services rendered.

8.2	Restricted Shares Agreement. Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Restricted Shares until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Shares will be fully vested and will not be subject to any Period of Restriction or other vesting or restriction requirement or provision, and/or that consideration for such Award is paid for by past services rendered as a Service Provider.

8.3	Transferability. Except as provided in this Section 8 or as the Administrator determines, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Shares as it may deem advisable or appropriate.

8.5	Removal of Restrictions. Except as otherwise provided in this Section 8, Restricted Shares covered by each Restricted Share grant made under the Plan will be released from escrow or from its designation with the applicable transfer agent as restricted as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6	Voting Rights. During the Period of Restriction, the Service Provider holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares when the Service Provider is recorded as the holder of such Restricted Shares upon entry in the Company’s register of members, unless the Administrator determines otherwise.

8.7	Dividends and Other Distributions. During the Period of Restriction, the Service Provider holding Restricted Shares will be entitled to receive all dividends and other distributions paid with respect to such Shares when the Service Provider is recorded as the holder of such Restricted Shares upon entry in the Company’s register of members, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

8.8	Return of Restricted Shares to Company. On the date set forth in the Award Agreement, the Restricted Shares for which restrictions have not lapsed will revert to the Company by way of surrender and, in accordance with, and to the extent provided under, the terms and conditions of the Plan, again will become available for grant under the Plan.

9	Restricted Share Units.

9.1	Grant. Restricted Share Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Share Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Share Units.

9.2	Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Share Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3	Earning Restricted Share Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Share Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4	Form and Timing of Payment. Payment of earned Restricted Share Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. Consideration from the Participant for such payment must be at least the aggregate par value of the Shares subject to the Restricted Share Unit award to be allotted and issued in settlement of the Award. For the avoidance of doubt, to the extent permitted by Applicable Laws, the Administrator may determine that such consideration from the Participant will be satisfied by the value of services rendered. The Administrator, in its sole discretion, may settle earned Restricted Share Units in cash, Shares, or a combination of both, as set forth in the Award Agreement. Until a Share is issued in settlement of any Restricted Share Units by entry in the Company’s register of members, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Share.

9.5	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Share Units will be forfeited to the Company and, in accordance with, and to the extent provided under, the terms and conditions of the Plan, the Shares subject to such forfeited Restricted Share Units shall again be available under the Plan.

10	Performance Awards.

10.1	Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2	Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3	Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4	Form and Timing of Payment. Payment of earned Performance Award will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Award in cash, Shares, or a combination of both, as set forth in the Award Agreement.

10.5	Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and, in accordance with, and to the extent provided under, the terms and conditions of the Plan, the Shares subject to such Performance Awards shall again be available for grant under the Plan.

11	Compliance with Code Section 409A and Exemption from Code Section 457A.

Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, and, if applicable, to be exempt from the application of Section 457A, in each case except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and to be exempt from the application of Section 457A, and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, a Participant (or any other person) as a result of Section 409A or Section 457A and the U.S. Treasury Regulations promulgated thereunder.

12	Leaves of Absence/Transfer Between Locations.

Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Share Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the first (1st) day of such leave, any Incentive Share Option held by the Participant will cease to be treated as an Incentive Share Option and will be treated for tax purposes as a Nonstatutory Share Option.

13	Limited Transferability of Awards.

Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

14.1	Adjustments. In the event of any equity restructuring (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard), such as a stock dividend, shares sub-division or share split, share consolidation or reverse share split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and numerical Share limits in Section 3. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence be made to the extent and in a manner as determined to be appropriate and equitable by the Administrator to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. In either case, the decision of the Administrator regarding any such adjustment shall be final, binding and conclusive.

14.2	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

14.3	Merger or Change in Control.

(a)	In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator (as constituted prior to the merger or Change in Control) determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that

(i)	Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices;

(ii)	upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control;

(iii)	outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control;

(iv)	(A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or

(v)	any combination of the foregoing.

In taking any of the actions permitted under this Section 14.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

(b)	In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Share Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Shares, Restricted Share Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parent, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parent, as applicable, if an Option or Share Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Share Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Share Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

(c)	For the purposes of this Section 14.3 and Section 14.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether shares, cash, or other securities or property) received in the merger or Change in Control by holders of Ordinary Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely shares of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Share Appreciation Right or upon the payout of a Restricted Share Unit or Performance Awards, for each Share subject to such Award, to be solely shares of the successor corporation or its Parent equal in fair market value, as of the date of assumption, to the per share consideration received by holders of Ordinary Shares in the merger or Change in Control.

(d)	Notwithstanding anything in this Section 14.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parent, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 14.3 and Section 14.4 below the Company is the successor corporation with respect to some or all Awards.

(e)	Notwithstanding anything in this Section 14.3 or Section 14.4 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

14.4	Outside Director Awards. In the event of a Change in Control, with respect to Awards granted to an Outside Director while such individual was an Outside Director that, are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise outstanding Options and/or Share Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on other outstanding Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement, a Company policy related to Director compensation, or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parent, as applicable, that specifically references this default rule.

15	Tax Withholding.

15.1	Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required by any Applicable Laws to be withheld or paid with respect to such Award (or exercise thereof).

15.2	Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16	No Effect on Employment or Service.

Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parent, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parent, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

17	Date of Grant.

The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18	Term of Plan.

The Plan is effective as of the date it is adopted and approved by the Board in accordance with the applicable provisions of the Company’s articles of association currently in effect (the “Effective Date”). The Company will obtain shareholder approval of the Plan only to the extent necessary and desirable to comply with Applicable Laws.

The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth (10th) anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

19	Amendment and Termination of the Plan.

19.1	Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason (but subject to Sections 19.2 and 19.3).

19.2	Shareholder Approval. The Company will obtain the approval of shareholders of the Company for any amendment to the Plan, only to the extent that it is necessary and desirable in order to comply with Applicable Laws.

19.3	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20	Conditions Upon Issuance of Shares.

20.1	Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

20.2	Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21	Inability to Obtain Authority.

If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22	Corporate Restrictions on Rights in Shares.

Any Shares to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the memorandum and articles of association of the Company. In addition, either at the time an Award is granted or by subsequent action, the Administrator may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales or other subsequent transfers by a Participant, or a holder of Shares acquired pursuant to the Plan, of any Share issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of transfers, sales or otherwise dispositions by the Participant(s) (e.g., a lock-up arrangement with an underwriter of the Company), and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

23	Forfeiture Events.

The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an Employee and/or other Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as an Employee and/or other Service Provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy adopted by the Company and in effect as of the date of grant or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 23 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

24	Governing Law.

The Plan will be governed by, and construed in accordance with, the laws of the State of New York (except its choice-of-law provisions).

25	Non U.S. Employees.

Without amending the Plan, the Administrator may grant awards to Service Providers who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in the Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws (including without limitation any applicable exchange and tax regulations) in other countries or jurisdictions in which the Company or its Subsidiaries or Parent operates or has employees or in which the Participant resides.